EXHIBIT 10.9


                           OPTION AND VOTING AGREEMENT

            OPTION AND VOTING AGREEMENT (this "Agreement"), dated as of August 3, 2006, by and among Rivacq LLC, a Delaware limited liability company ("Rivacq"), SOF U.S. Hotel Co Invest Holdings, L.L.C., a Delaware limited liability company ("SOF"), Arrow Partners LP, a Delaware limited partnership ("Arrow"), and Arrow Capital Management LLC, a Delaware limited liability company ("Newco").

            WHEREAS, Riv Acquisition Holdings, Inc., a Delaware corporation ("Riv Acquisition Holdings"), Riv Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Riv Acquisition Holdings, and Riviera Holdings Corporation, a Nevada corporation ("Riviera"), have entered into an Agreement and Plan of Merger, dated as of April 5, 2006 (as may be amended from time to time, the "Merger Agreement");

            WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement;

            WHEREAS, Rivacq owns 300 shares of common stock, par value $0.01 per share, of Riv Acquisition Holdings, representing 30% of the issued and outstanding capital stock of Riv Acquisition Holdings;

            WHEREAS, SOF owns a 100% interest in Rivacq;

            WHEREAS, Rivacq owns 300,000 shares of common stock, par value $0.001 per share, of Riviera ("Shares") and Arrow owns 373,100 Shares (the "Arrow Shares");

            WHEREAS, SOF wishes that Arrow vote the Arrow Shares in favor of the Merger, and Arrow wishes to so vote the Arrow Shares, upon the terms and subject to the conditions set forth herein; and

            WHEREAS, SOF wishes to grant to Newco, and Newco wishes to receive from SOF, an option to acquire an interest in Rivacq, upon the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, SOF, Rivacq, Arrow and Newco hereby agree as follows:

                                    ARTICLE I

                                     OPTION

            Section 1.01 Grant of Option. SOF hereby grants to Newco an irrevocable option (the "Option") to purchase a 49% interest (calculated as of the date on which the Option is exercised) in Rivacq (the "Minority Rivacq Interest").

            Section 1.02 Option Purchase Price.(b) The purchase price for the Minority Rivacq Interest (the "Option Purchase Price") shall be equal to 49% of the aggregate value of Rivacq's direct and indirect interest in Riviera, valued as follows:

            (a) in the event that the Option is exercised prior to the Effective Time, each Share held directly by Rivacq shall be valued at the purchase price paid by Rivacq for such Share (as adjusted for stock splits, reverse stock splits, and similar transactions); and

            (b) in the event that the Option is exercised concurrently with or after the Effective Time, Rivacq's interest in Riviera shall be valued at an amount equal to (i) the product obtained by multiplying (A) Rivacq's percentage interest in Riv Acquisition Holdings by (B) the sum of the aggregate Merger Consideration and the aggregate amount payable to satisfy the Indenture Obligation pursuant to Section 7.16 of the Merger Agreement minus (ii) the excess of the aggregate Merger Consideration received by Rivacq pursuant to the Merger Agreement over the aggregate purchase price paid by Rivacq for any Shares cancelled in the consummation of the Merger pursuant to the Merger Agreement.

            Section 1.03 Option Term. Subject to Section 1.06, the Option will expire thirty (30) days after the Closing (the "Option Term"), unless the Option Notice is delivered in accordance with Section 1.04 prior to such expiration. Newco may, by notice in writing to SOF and Rivacq prior to such expiration date, extend the Option Term by an additional thirty (30) days.

            Section 1.04 Exercise of Option.(b) In the event that Newco wishes to exercise the Option, it shall give written notice (an "Option Notice") to SOF and Rivacq (the date of delivery of such notice being the "Notice Date") specifying a date, which shall be not later than ten business days and not earlier than five business days following the Notice Date, for the closing of the purchase and sale of the Minority Rivacq Interest (the "Option Closing"). The Option Closing shall be held at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York, or such other location mutually agreeable to the parties hereto.

            Section 1.05 Option Closing Deliveries. At the Option Closing, (i) Newco shall deliver to SOF the Option Purchase Price, plus 49% of all out of pocket and documented expenses incurred by Rivacq to the date of the Option Closing in connection with the Merger, by wire transfer of immediately available funds to such bank account as SOF shall designate by notice in writing to Newco prior to the Option Closing, (ii) Rivacq shall issue the Minority Rivacq Interest to Newco, free and clear of all Encumbrances (as defined below), (iii) Rivacq and SOF shall jointly and severally remake, as of the Option Closing, the representations and warranties set forth in Article II, and (iv) Newco, SOF and Rivacq shall enter into an Amended and Restated Limited Liability Company Agreement of Rivacq in the form attached as Exhibit A hereto (the "Amended Rivacq LLC Agreement").

            Section 1.06 Unwind of Option. Prior to exercise of the Option, Rivacq may, upon written notice to Newco, terminate or suspend the Option, or, after the exercise of the Option, Rivacq may require Newco to convey, assign and deliver to Rivacq the Minority Rivacq Interest against payment to Newco of any amounts previously paid by Newco to Rivacq pursuant to Sections 1.05 and 4.05, if, in each case, as reasonably determined by Rivacq,
(i) the existence or exercise of the Option could impair, delay or result in the imposition of burdensome terms in connection with the issuance or maintenance of a liquor license or gaming license necessary for the operation of the business of Riviera in the State of Nevada or the State of Colorado, (ii) the gaming authorities of the State of Nevada or the State of Colorado at any time determine that Newco, or any of its Affiliates, is unsuitable to be an optionee of Rivacq or to hold an indirect economic interest in Riv Acquisition Holdings or Riviera or (iii) the existence or exercise of the Option could materially impair or delay the Closing of the Merger or could dilute or otherwise impair the direct or indirect voting rights of Rivacq in Riviera pursuant to Section
78.3790 of the Nevada Revised Statutes; provided, however, that Newco shall have 30 days following receipt of such written notice to cure the conditions or circumstances giving rise to Rivacq's right under this Section 1.06 to terminate or suspend the Option or to require Newco to convey, assign and deliver to Rivacq the Minority Rivacq Interest, as the case may be.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                OF SOF AND RIVACQ

            As an inducement to Arrow and Newco to enter into this Agreement, SOF and Rivacq hereby represent and warrant, jointly and severally, to Arrow and Newco as of the date hereof as follows:

            Section 2.01 Formation and Authorization; Enforceability. Each of SOF and Rivacq is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement and the Amended Rivacq LLC Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of SOF and Rivacq of this Agreement and the Amended Rivacq LLC Agreement, the performance by each of SOF and Rivacq of its obligations hereunder and thereunder and the consummation by each of SOF and Rivacq of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of SOF and Rivacq. This Agreement has been, and at the Option Closing the Amended Rivacq LLC Agreement will be, duly executed and delivered by each of SOF and Rivacq and (assuming due authorization, execution and delivery by Newco) constitutes, or will constitute, the legal, valid and binding obligation of each of SOF and Rivacq, enforceable against each of SOF and Rivacq in accordance with its terms.

            Section 2.02 Ownership of Rivacq. (a) SOF is the sole record and beneficial owner of 100% of the issued and outstanding interests in Rivacq, free and clear of any security interest, pledge, lien, charge, encumbrance or other restriction on the use, voting, transfer, receipt of income or other exercise of any attribute of ownership (each, an "Encumbrance").

            (b) Upon consummation of the Option Closing and the execution and delivery of the Amended Rivacq LLC Agreement by Newco, SOF and Rivacq, the Minority Rivacq interest will be duly and validly issued, fully paid, and non-assessable, and free and clear of all Encumbrances other than as may have been created by or are attributable to Newco. Except for this Agreement, there are no options, voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting, issuance, or transfer of any of any of the interests in Rivacq.

            Section 2.03 No Conflict. The execution, delivery and performance of this Agreement and the Amended Rivacq LLC Agreement by each of SOF and Rivacq do not and will not (i) violate, conflict with or result in the breach of any provision of the certificate of formation or the limited liability company agreements (or similar organizational documents) of SOF and Rivacq, or (ii) conflict with or violate any statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (each, a "Law") or order, writ, judgment, injunction, decree, stipulation, determination or award (each, an "Order") applicable to SOF or Rivacq or any of their respective assets, properties or businesses or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on their respective assets or the Minority Rivacq Interest pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument to which SOF or Rivacq is a party or by which any of their respective assets or the Minority Rivacq Interest is bound or affected.

            Section 2.04 Litigation. As of the date hereof, there are no actions, proceedings, claims, suits, inquiries or investigations ("Actions") by or against SOF or Rivacq pending before any government, regulatory or administrative authority, agency, commission, court or tribunal (each, a "Governmental Authority"), or, to the knowledge of SOF and Rivacq, threatened to be brought by or before any Governmental Authority, which could affect the legality, validity or enforceability of this Agreement or the Amended Rivacq LLC Agreement, or the consummation of the transactions contemplated hereby or thereby, or which reasonably could be expected to have a material adverse effect on Rivacq.

            Section 2.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Amended Rivacq LLC Agreement, based upon arrangements made by or on behalf of SOF or Rivacq.

            Section 2.06 Purpose; Material Assets and Liabilities. Rivacq was formed, and since its formation has been operated, for the sole purpose of holding the Shares and the shares of common stock of Riv Acquisition Holdings (the "Riv Acquisition Holdings Shares"). Other than the Shares and the Riv Acquisition Holdings Shares, Rivacq does not own, hold, or control any other material asset. In addition, Rivacq does not currently have any material liabilities.

            Section 2.07 Title to Assets. The Shares and the Riv Acquisition Holdings Shares are owned beneficially and of record by Rivacq, and Rivacq owns all right, title, and interest in and to the Shares and the Riv Acquisition Holdings Shares, free and clear of any and all Encumbrances.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                               OF ARROW AND NEWCO

            As an inducement to SOF and Rivacq to enter into this Agreement, Arrow and Newco each severally make to SOF and Rivacq the respective representations and warranties applicable to it as follows:

            Section 3.01 Formation and Authorization; Enforceability. Arrow is a limited partnership duly formed and validly existing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Newco is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement and the Amended Rivacq LLC Agreement, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Arrow of this Agreement, the performance by Arrow of its obligations hereunder and the consummation by Arrow of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Arrow. The execution and delivery by Newco of this Agreement and the Amended Rivacq LLC Agreement, the performance by Newco of its obligations hereunder and thereunder, and the consummation by Newco of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Newco. This Agreement has been duly executed and delivered by Arrow and Newco, and (assuming due authorization, execution and delivery by SOF and Rivacq) this Agreement constitutes the legal, valid and binding obligation of Arrow and Newco, enforceable against Arrow and Newco in accordance with its terms. At the Option Closing, the Amended Rivacq LLC Agreement will be duly executed and delivered by Newco, and (assuming due authorization, execution and delivery by SOF and Rivacq) will constitute the legal, valid and binding obligation of Newco, enforceable against Newco in accordance with its terms.

            Section 3.02 Ownership of Arrow. (a) Arrow is the sole record and beneficial owner of the Arrow Shares, free and clear of any Encumbrance. Arrow has the sole power to vote and the full right, power and authority to sell, transfer and deliver the Arrow Shares.

            Section 3.03 No Conflict. The execution, delivery and performance of this Agreement by Arrow do not and will not (i) violate, conflict with or result in the breach of any provision of Arrow's limited partnership agreement (or similar organizational documents) or (ii) conflict with or violate any Law or Order applicable to Arrow or any of its respective assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Arrow Shares pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument to which Arrow is a party or by which any of the Arrow Shares is bound or affected. The execution, delivery and performance of this Agreement and the Amended Rivacq LLC Agreement by Newco do not and will not (i) violate, conflict with or result in the breach of any provision of Newco's limited liability company agreement (or similar organizational documents) or (ii) conflict with or violate any Law or Order applicable to Newco or any of its respective assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument to which Newco is a party.

            Section 3.04 Litigation. As of the date hereof, there are no Actions by or against Arrow or Newco pending before any Governmental Authority, or, to the best knowledge of Arrow and Newco, respectively, threatened to be brought by or before any Governmental Authority, which could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

            Section 3.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Arrow or Newco.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

            Section 4.01 Grant of Proxy. (a) Effective upon execution of this Agreement, Arrow, by this Agreement, with respect to 190,316 Arrow Shares (the "Lock-up Arrow Shares"), hereby (i) subject to the issuance of the 10% Nevada Gaming Approval (as defined below), grants an irrevocable proxy to Rivacq (and agrees to execute such documents or certificates evidencing such proxy as Rivacq may reasonably request) to vote at any meeting of the stockholders of Riviera, and in any action by written consent of the stockholders of Riviera, the Lock-up Arrow Shares (A) in favor of the approval of the Merger Agreement, as it may be amended from time to time, and the approval of all other transactions contemplated thereby, (B) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Riviera under the Merger Agreement or that could reasonably be expected to result in any of the conditions to Riviera's obligations thereunder not being fulfilled and (C) in favor of any other matter necessary to consummate the Merger Agreement and considered and voted upon by the stockholders of Riviera, and (ii) agrees to cause Lock-up Arrow Shares to be voted in accordance with the foregoing. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

            (b) This Section 4.01, and any proxy granted pursuant to this
Section 4.01, will terminate upon the Closing of the Merger or the termination of Merger Agreement.

            (c) "10% Nevada Gaming Approval" means the approval by the Nevada Gaming Authorities (as defined below) of the voting agreement and proxy granted by Arrow to Rivacq pursuant to Section 4.01(a), or the receipt by Rivacq of such other assurances from the

Nevada Gaming Authorities as it may deem necessary or desirable in connection with such voting agreement and proxy.

            (d) "Nevada Gaming Authorities" means the Nevada State Gaming Control Board, the Nevada Gaming Commission, the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas and any other licensing authority or governmental authority having authority over casino and gaming activities and operations in the State of Nevada.

            Section 4.02 Restrictions on Transfer. (a) Arrow agrees that it shall not, directly or indirectly, without the prior written consent of Rivacq or as may be required to permit Arrow to exercise its right to cure under
Section 1.06, (i) sell, assign, transfer, or dispose of any of the Lock-up Arrow Shares, (ii) deposit any of the Lock-up Arrow Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any of the Lock-up Arrow Shares. Notwithstanding the foregoing, Arrow may dispose of the Lock-up Arrow Shares in connection with the consummation of the Merger or a Takeover Proposal.

            (b) Each of Rivacq and SOF agrees that it shall not, except as consistent with this Agreement, directly or indirectly, without the prior written consent of Arrow, (i) sell, assign, transfer, grant a lien upon, pledge, dispose of or otherwise encumber the Minority Rivacq Interest or otherwise agree to do any of the foregoing, or (ii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of the Minority Rivacq Interest.

            (c) Rivacq agrees that it shall not, directly or indirectly, without the prior written consent of Arrow and Newco, (i) sell, assign, transfer, grant a lien upon, pledge, dispose of or otherwise encumber any of the Riv Acquisition Holdings Shares, (ii) deposit any of the Riv Acquisition Holdings Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any of the Riv Acquisition Holdings Shares.

            Section 4.03 Restriction on Additional Rivacq Interests; Protective Provisions. Until the expiration of the Option, Rivacq agrees that it shall not, without the prior written consent of Arrow and Newco, authorize or issue additional interests or any securities convertible into or exchangeable for interests in Rivacq. In addition, prior to the first to occur of (a) the expiration of the Option Term or (b) the exercise of the Option, (1) Rivacq shall not sell, transfer, hypothecate, pledge or otherwise dispose of the Riv Acquisition Holdings Shares, (2) SOF shall not sell, transfer, hypothecate, pledge or otherwise dispose of its interest in Rivacq, and (3) neither Rivacq nor SOF shall take or omit from taking any action that would cause Rivacq to be dissolved or wound up.

            Section 4.04 Participation in Termination Fee and Topping Fee. (a) In the event that a portion of the Topping Fee is paid to Rivacq, and prior thereto or at any time thereafter Newco has exercised the Option, Rivacq will pay Newco 49% of the portion of the Topping Fee received by Rivacq minus the product of (i) $124,959 and (ii) the excess of (A) the consideration paid per Share pursuant to the Takeover Proposal in respect of which the Topping Fee was paid over (B) the Merger Consideration as set forth in the Merger Agreement immediately prior to the termination thereof.

            (b) In the event that a portion of the Termination Fee is paid to Rivacq, and prior thereto or at any time thereafter Newco has exercised the Option, Newco shall be entitled to be paid 49% of the portion of the Topping Fee received by Rivacq.

            Section 4.05 Expenses of Rivacq. Following the Option Closing, Newco shall bear 49% of all expenses incurred by Rivacq as of and from the date of the Option Closing in connection with the Merger.

            Section 4.06 Further Action. (a) Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other papers, as may reasonably be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

                                    ARTICLE V

                                 INDEMNIFICATION

            Section 5.01 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall survive the Option Closing indefinitely.

            Section 5.02 Indemnification by SOF and Rivacq. SOF and Rivacq shall, jointly but not severally, indemnify and hold harmless Arrow, Newco and their respective Affiliates, officers, directors, employees, agents, successors and assigns (each, an "Arrow Indemnified Party") for and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys' and consultants' fees and expenses), but excluding any diminution in value in or related to the Shares that is not caused by the act or omission of SOF or Rivacq (e.g., the creation of an Encumbrance), actually suffered or incurred by them (including any action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from the breach of any representation, warranty, covenant or agreement made by SOF or Rivacq contained in this Agreement. To the extent that SOF or Rivacq's undertakings set forth in this Section 5.02 may be unenforceable, SOF and Rivacq shall contribute the maximum amount that they are permitted to contribute under applicable Law to the payment and satisfaction of the Losses incurred by the Arrow Indemnified Parties.

            Section 5.03 Indemnification by Arrow and Newco. (a) Arrow shall indemnify and hold harmless SOF and its Affiliates, officers, directors, employees, agents, successors and assigns and Rivacq and its Affiliates, officers, directors, employees, agents, successors and assigns (each, a "SOF Indemnified Party") for and against any Loss, arising out of or resulting from the breach of any representation, warranty, covenant or agreement made by Arrow contained in this Agreement. To the extent that Arrow's undertakings set forth in this Section 5.03 may be unenforceable, Arrow shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of the Losses incurred by the SOF Indemnified Parties. (b) Newco shall indemnify and hold harmless each SOF Indemnified Party for and against any Loss, arising out of or resulting from the breach of any representation, warranty, covenant or agreement made by Newco contained in this Agreement. To the extent that Newco's undertakings set forth in this Section
5.03 may be unenforceable, Newco shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of the Losses incurred by the SOF Indemnified Parties.

            Section 5.04 Notice of Loss; Third Party Claims. (b) A party entitled to indemnification under this Article V (an "Indemnified Party") shall give each party against whom it wishes to seek indemnification under this
Article V (an "Indemnifying Party") notice of any matter that an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 20 days of the event giving rise to such potential indemnity, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article V except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this
Article V.

            (c) If an Indemnified Party shall receive notice of any Action, audit, demand or assessment (each, a "Third Party Claim") against it or which may give rise to a claim for a Loss under this Article V, within 30 days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article V except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article V. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of notice from the Indemnified Party of such Third Party Claim; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the

Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

                                   ARTICLE VI

                                   TERMINATION

            Section 6.01 Termination. This Agreement shall terminate:

            (a) upon written notice by SOF or Rivacq to Arrow and Newco, if (i) any representations and warranties of Arrow or Newco contained in this Agreement shall not have been true and correct when made, (ii) Arrow or Newco shall not have complied in all material respects with the covenants and agreements contained in this Agreement to be complied with by it, or (iii) Arrow or Newco shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted against Arrow or Newco seeking to adjudicate Arrow or Newco as bankrupt or insolvent; provided, that in the case of clause (a)(i) and
(a)(ii), Arrow and Newco shall have 30 days to cure such inaccurate representation or warranty or breached covenant or agreement and, in the event it does so within such time period, neither SOF or Rivacq shall not be entitled to terminate this Agreement pursuant to this Section 6.01(a) with respect to the matter that has been so cured;

            (b) upon written notice by Arrow or Newco to SOF and Rivacq, if (i) any representations and warranties of SOF contained in this Agreement shall not have been true and correct when made or (ii) SOF or Rivacq shall not have complied in all material respects with the covenants and agreements contained in this Agreement to be complied with by them, or (iii) SOF or Rivacq shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted against SOF or Rivacq seeking to adjudicate SOF or Rivacq as bankrupt or insolvent; provided, that in the case of clause (b)(i) and (b)(ii), SOF or Rivacq, as applicable, shall have 30 days to cure such inaccurate representation or warranty or breached covenant or agreement and, in the event it does so within such time period, Arrow and Newco shall not be entitled to terminate this Agreement pursuant to this Section 6.01(b) with respect to the matter that has been so cured;

            (c) upon notice by Arrow or Newco to SOF and Rivacq or by SOF or Rivacq to Arrow and Newco, in the event that any Governmental Authority shall have issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable;

            (d) by the mutual written consent of SOF, Rivacq, Arrow and Newco;
or

            (e) upon 90 days' written notice by SOF or Rivacq to Arrow and Newco, in the event that Riviera shall have failed to obtain the affirmative vote of the holders of 60% of the outstanding shares of Riviera's common stock to approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement at a meeting of Riviera's stockholders convened therefor or at any reconvening thereof.

            Section 6.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) as set forth in Sections 7.01 and 7.03, (b) that nothing shall relieve any party hereto from liability for any breach of this Agreement and (c) the provisions of Article V shall indefinitely survive any termination of this Agreement. For the avoidance of doubt, the proxy granted pursuant to Section
4.01 shall expire upon any termination of this Agreement.

                                   ARTICLE VII

                               GENERAL PROVISIONS

            Section 7.01 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses; provided, that any and all costs and expenses of Newco and its affiliates that are reasonably required in order for them to obtain applicable licenses, in any jurisdiction, necessary to be obtained in connection with the transactions contemplated hereby shall be deemed costs and expenses of Rivacq.

            Section 7.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

            (a) if to Arrow or Newco:

                  408 West 14th Street
                  2nd Floor
                  New York, NY 10014
                  Facsimile:  (212) 243-1620
                  Attention:  Mal Serure
            with a copy to:

                  Eisner & Frank
                  9601 Wilshire Boulevard
                  Suite 700
                  Beverly Hills, CA 90210
                  Facsimile: (310) 855-3201
                  Attention: Michael Eisner


            (b) if to SOF or Rivacq:

                  SOF U.S. Hotel Co Invest Holdings, L.L.C.
                  591 West Putnam Avenue
                  Greenwich, CT 06830
                  Facsimile:  (203) 422-7873
                  Attention:  Ellis Rinaldi


            with a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  One World Financial Center
                  New York, NY 10281
                  Facsimile:  (212) 504-6666
                  Attention:  Andrew J. Perel

            Section 7.03 Public Announcements. Neither SOF or Rivacq, on the one hand, nor Arrow or Newco, on the other hand, shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party unless otherwise required by law or applicable stock exchange regulation, and the parties shall cooperate as to the timing and contents of any such press release, public announcement or communication.

            Section 7.04 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

            Section 7.05 Headings. The headings in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

            Section 7.06 Assignment. This Agreement may not be assigned by operation of law or otherwise (a) by Arrow or Newco without the express written consent of Rivacq and SOF (which consent may be granted or withheld in the sole discretion of Rivacq and SOF) or (b) by SOF or Rivacq without the express written consent of Arrow and Newco (which consent may be granted or withheld in the sole discretion of Arrow or Newco); provided, however, that SOF may assign this Agreement to an Affiliate of SOF without Arrow's and Newco's consent (but with prior written notice) in connection with the transfer of all of SOF's interest in Rivacq to such Affiliate; provided further, however, that Newco may assign this Agreement to an Affiliate of Newco without SOF's and Rivacq's consent (but with prior written notice).

            Section 7.07 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, SOF, Rivacq, Newco, and Arrow or (b) by a written waiver executed by Arrow and Newco, on the one hand, or by SOF and Rivacq, on the other hand.

            Section 7.08 No Third Party Beneficiaries. Except for the provisions of Article VIII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever.

            Section 7.09 Specific Performance. Arrow acknowledges and agrees that SOF and Rivacq would be irreparably damaged if the provisions of Sections
1.06 and 4.01 of this Agreement are not performed in accordance with their specific terms and that any such breach could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which SOF and Rivacq may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement.

            Section 7.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law principles. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

            Section 7.11 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 7.11.

            Section 7.12 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, SOF, Rivacq, Newco and Arrow have caused this Agreement to be executed as of the date first written above.

                                   SOF U.S. HOTEL CO-INVEST HOLDINGS, L.L.C.

                                   By:    /s/ Jerry Silvey
                                         -----------------------------------
                                   Name:  Jerry Silvey
                                   Title: Executive Vice President


                                   RIVACQ LLC

                                   By:    /s/ Jerry Silvey
                                         -----------------------------------
                                   Name:  Jerry Silvey
                                   Title: Executive Vice President

                                   ARROW CAPITAL MANAGEMENT LLC

                                      By:   /s/ Mal Serure
                                          -----------------------------
                                      Name:  Mal Serure
                                      Title: Managing Member


                                   ARROW PARTNERS LP

                                      By:   /s/ Mal Serure
                                          -----------------------------
                                      Name:  Mal Serure
                                      Title: General Partner